Addendum to Question 7.c on Form N-SAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                            Is this the
Series                                                      last filing
Number               Series Name                     for this series (Y or N)

91   Goldman Sachs International Real Estate Securities Fund          N
93   Goldman Sachs Commodity Strategy Fund                            N
95   Goldman Sachs Satellite Strategies Portfolio                     N
110  Goldman Sachs International Equity Dividend and Premium Fund     N
111  Goldman Sachs International Tax-Managed Equity Fund              N
112  Goldman Sachs Absolute Return Tracker Fund                       N
117  Goldman Sachs Dynamic Allocation Fund                            N
138  Goldman Sachs Long Short Fund                                    N
140  Goldman Sachs Dynamic Commodity Strategy			      N
142  Goldman Sachs Global Real Estate Securities Fund                 N
145  Goldman Sachs Global Infrastructure Fund			      N
128  Goldman Sachs Managed Futures Strategies Fund 		      N

Please refer to the Semi-Annual Report to Shareholders to be filed on Form N-CSR for additional information concerning the funds.